UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 31, 2018

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01        Completion of Acquisition or Disposition of Assets.
On December 11, 2017, Carrizo Oil & Gas, Inc. (the “Company”), along with its wholly-owned subsidiary Carrizo (Eagle Ford) LLC entered into a purchase and sale agreement with EP Energy E&P Company, L.P. to sell a portion of its assets in the Eagle Ford Shale for an agreed upon price of $245.0 million, with an effective date of October 1, 2017, subject to adjustment and customary closing terms and conditions. On December 11, 2017, the Company received $24.5 million as a deposit and on January 31, 2018, the Company received $211.7 million at closing, subject to post-closing adjustments, for aggregate net proceeds of $236.2 million, which includes preliminary purchase price adjustments primarily related to the net cash flows from the effective date to the closing date.
Item 8.01        Other Events.
In accordance with the credit agreement governing the Company’s revolving credit facility, concurrent with closing of the disposition of assets described in Item 2.01 of this Current Report on Form 8-K, the Company’s borrowing base has been decreased from $900.0 million to $830.0 million, with the elected commitment amount remaining unchanged at $800.0 million. The decreased borrowing base is effective January 31, 2018 until the next borrowing base redetermination in Spring 2018.
Item 9.01        Financial Statements and Exhibits.
(b)           Pro forma financial information.
Unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2016 and the nine months ended September 30, 2017 reflecting the Divestiture are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
(d)           Exhibits.

Exhibit Number	Description
99.1
Unaudited Pro Forma Condensed Consolidated Balance Sheet of Carrizo Oil & Gas, Inc. as of September 30, 2017 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2016 and the nine months ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrizo Oil & Gas, Inc.

Date:	February 6, 2018	By:	/s/ David L. Pitts
		Name:	David L. Pitts
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
Unaudited Pro Forma Condensed Consolidated Balance Sheet of Carrizo Oil & Gas, Inc. as of September 30, 2017 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2016 and the nine months ended September 30, 2017.

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